                                                                      EXHIBIT 12

                   HILTON HOTELS CORPORATION AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                      (dollar amounts in millions) (unaudited)

                                                                                          YEARS ENDED DECEMBER 31,
                                                                            -----------------------------------------------------
                                                                              1997       1996       1995       1994       1993
                                                                            ---------  ---------  ---------  ---------  ---------
Income from continuing operations before income taxes and minority
  interest (1)............................................................  $     440  $     235  $     262  $     184  $     156
Add:
  Interest expense (1)....................................................        181         96        114         95         90
  Distributions from less than 50% owned companies........................         10         18         13         12          6
  Interest component of rent expense (1)(2)...............................          6          4          4          3          3
                                                                            ---------  ---------  ---------  ---------  ---------
Earnings available for fixed charges......................................  $     637  $     353  $     393  $     294  $     255
                                                                            ---------  ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------  ---------
Fixed charges:
  Interest expense (1)....................................................  $     181  $      96  $     114  $      95  $      90
  Capitalized interest....................................................         18          7          3          8          2
  Interest component of rent expense (1)(2)...............................          6          4          4          3          3
                                                                            ---------  ---------  ---------  ---------  ---------
Total fixed charges.......................................................  $     205  $     107  $     121  $     106  $      95
                                                                            ---------  ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges........................................        3.1x       3.3x       3.2x       2.8x       2.7x
                                                                            ---------  ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------  ---------

---------

(1) Includes 50% owned companies.

(2) Assumed interest component to be one-third of rent expense.

                   HILTON HOTELS CORPORATION AND SUBSIDIARIES

                  COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                      (dollar amounts in millions) (unaudited)

                                                                                          YEARS ENDED DECEMBER 31,
                                                                            -----------------------------------------------------
                                                                              1997       1996       1995       1994       1993
                                                                            ---------  ---------  ---------  ---------  ---------
Income from continuing operations before income taxes and minority
  interest (1)............................................................  $     440  $     235  $     262  $     184  $     156
Add:
  Interest expense (1)....................................................        181         96        114         95         90
  Distributions from less than 50% owned companies........................         10         18         13         12          6
  Interest component of rent expense (1)(2)...............................          6          4          4          3          3
                                                                            ---------  ---------  ---------  ---------  ---------
Earnings available for combined fixed charges and preferred stock
  dividends...............................................................  $     637  $     353  $     393  $     294  $     255
                                                                            ---------  ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------  ---------
Fixed charges and preferred stock dividends:
  Interest expense (1)....................................................  $     181  $      96  $     114  $      95  $      90
  Capitalized interest....................................................         18          7          3          8          2
  Interest component of rent expense (1)(2)...............................          6          4          4          3          3
  Preferred stock dividends...............................................         23          1     --         --         --
                                                                            ---------  ---------  ---------  ---------  ---------
Total combined fixed charges and preferred stock dividends................  $     228  $     108  $     121  $     106  $      95
                                                                            ---------  ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------  ---------
Ratio of earnings to combined fixed charges and preferred stock
  dividends...............................................................        2.8x       3.3x       3.2x       2.8x       2.7x
                                                                            ---------  ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------  ---------

---------

(1) Includes 50% owned companies.

(2) Assumed interest component to be one-third of rent expense.

                                       2